CONSENT OF INDEPENDENT ACCOUNTS


     We hereby consent to the incorporation by reference in Registration Nos. 333-21489 and 333-2149 on Forms S-8 of our report dated February 5, 1998, March 9 as to the second paragraph under Litigation of Note 9, appearing in this Annual Report on Form 10-K of Global DirectMail Corp for the year ended December 31, 1997.